Exhibit 99.1

        5300 Town and Country Blvd., Suite 500
        Frisco, Texas 75034
        Telephone: (972) 668-8834
        Contact: Gary H. Guyton
        Director of Planning and Investor Relations
        Web Site:  www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
FIRST QUARTER 2017 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, May 8, 2017 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months ended March 31, 2017.

Financial Results for the Three Months Ended March 31, 2017

Comstock produced 14 billion cubic feet of natural gas and 265,000 barrels of oil or 15.6 billion cubic feet of natural gas equivalent ("Bcfe") in the first quarter of 2017.  Natural gas production averaged 156 million cubic feet ("MMcf") per day, an increase of 11% over pro forma natural gas production, excluding divestitures completed in 2016, in the first quarter of 2016 and 23% over pro forma fourth quarter 2016.  The growth in natural gas production is attributable to the Company's successful Haynesville shale drilling program.  Oil production in the first quarter of 2017, which averaged 2,940 barrels of oil per day, declined by 36% from the 4,600 barrels per day produced in the first quarter of 2016.  The decrease in oil production is the result of the lack of drilling in the Company's South Texas Eagle Ford shale properties.
Oil and natural gas prices improved in the first quarter of 2017.  Comstock's average realized natural gas price, including hedging gains, increased 57% to $2.96 per Mcf in the first quarter of 2017 as compared to $1.89 per Mcf realized in the first quarter of 2016.  The Company's average realized oil price increased by 84% to $48.60 per barrel in the first quarter of 2017 as compared to $26.44 per barrel in the first quarter of 2016.  The higher realized prices and the higher natural gas production resulted in oil and gas sales increasing by 46% to $54.3 million (including realized hedging gains) as compared to 2016's first quarter sales of $37.2 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, was $34.2 million in the first quarter of 2017, more than double the EBITDAX of $14.7 million generated in the first quarter of 2016.  Operating cash flow generated in the first quarter of 2017 was $15.9 million as compared to an operating cash flow deficit of $14.0 million in the first quarter of 2016.
Comstock reported a net loss of $22.9 million or $1.61 per share for the first quarter of 2017 as compared to a net loss of $56.6 million or $5.71 per share for the first quarter of 2016.  The first quarter of 2017 results include an unrealized gain from derivative financial instruments of $7.4 million, and $5.4 million of non-cash interest expense associated with the discounts recognized and costs incurred on the debt exchange that occurred in 2016.  Financial results for the first quarter of 2016 included impairments on unevaluated acreage and oil and gas properties of $30.5 million, a net gain on extinguishment of debt of $33.4 million, a charge of $4.5 million to reflect a change in state tax law, and $0.4 million of other nonrecurring items.  Excluding these items from each year's results, the net loss for the first quarter of 2017 would have been $24.9 million or $1.75 per share as compared to a net loss of $55.4 million or $5.60 per share in the first quarter of 2016.

2017 First Quarter Drilling Results
Comstock reported the results to date of its 2017 drilling program.  During the first three months of 2017, Comstock spent $38.3 million on its development and exploration activities and drilled three horizontal natural gas wells (2.5 net) and had two wells (2.0 net) drilling at March 31, 2017.  Since the last operational update, Comstock has completed four operated Haynesville shale wells.  The average initial production rate of these wells was 30 MMcf per day.  Two of the wells set new Company records for initial production rates.  The Furlow 25-24 H #1 well in Desoto Parish, Louisiana was drilled to a total vertical depth of 11,134 feet with a 5,396 foot lateral.  This well was tested with an initial production rate of 25 MMcf per day.  The Furlow 25-36 H #1, was drilled from the same pad as the Furlow 25-36 H #1 to a total vertical depth of 11,070 feet with a 6,355 foot lateral, and was tested with an initial production rate of 32 MMcf per day.  The Headrick 14-23 H #1 was drilled in Desoto Parish, Louisiana to a total vertical depth of 11,637 feet with a 7,514 foot lateral.  This well was tested with an initial production rate of 26 MMcf per day.  The Billingsley 25-24 H #1 well in Desoto Parish, Louisiana was drilled to a total vertical depth of 11,280 feet with a 8,521 foot lateral.  This well was tested with an initial production rate of 36 MMcf per day.  Comstock is currently completing the Headrick 14-11 H #2 and the N.T. Powell 28 H #2 wells.
The three (0.4 net) non-operated Haynesville shale wells that the Company participated in which were drilled in 2016 and completed in 2017 achieved an average initial production rate of 18 MMcf per day per well.  The wells were all located in Desoto Parish, Louisiana and had approximately 7,500 foot laterals.
In order to protect the returns that the Haynesville shale drilling program can generate, the Company has hedged, in the aggregate, 81 MMcf per day of its 2017 second quarter natural gas production at a NYMEX equivalent of $3.38 per Mcf and has hedged approximately 100 MMcf per day of natural gas production in the second half of 2017 at $3.38 per Mcf.
Comstock's Haynesville shale joint venture with USG Properties Haynesville, LLC has increased its acreage position to approximately 6,100 net acres and is continuing to pursue additional leasehold acquisitions.  The first joint well is expected to commence drilling later this month.
Other
Comstock has planned a conference call for 10:00 a.m. Central Time on May 8, 2017, to discuss the operational and financial results for the first quarter of 2017.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 844-776-7840 (international dial-in use 661-378-9538) and provide access code 95462030 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 2:00 p.m. CT May 8, 2017 and will continue until 2:00 p.m. May 15, 2017.  To hear the replay, call 855-859-2056 (404-537-3406 if calling from outside the US).  The conference call access code is 95462030.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2017		2016

Revenues:
Natural gas sales	$40,940		$25,147
Oil sales	12,861		11,016
Total oil and gas sales	53,801		36,163
Gain on sale of oil and gas properties	—		740
Total revenues	53,801		36,903

Operating expenses:
Production taxes	1,097		1,186
Gathering and transportation	4,128		4,365
Lease operating	9,889		12,960
Exploration	—		7,753
Depreciation, depletion and amortization	29,905		38,836
General and administrative	6,401		5,575
Impairment of oil and gas properties	—		22,718

Total operating expenses	51,420		93,393

Operating income (loss)	2,381		(56,490)

Other income (expenses):
Gain on extinguishment of debt	—		33,380
Gain from derivative financial instruments	7,860		656
Other income	163		281
Interest expense	(32,900	)(1)	(29,944)

Total other income (expenses)	(24,877)		4,373

Loss before income taxes	(22,496)		(52,117)
Provision for income taxes	(435)		(4,460)
Net loss	$(22,931)		$(56,577)

Net loss per share – basic and diluted	$(1.61)		$(5.71)

Weighted average shares outstanding – basic and diluted	14,225		9,902

(1)
Includes $5.4 million related to the amortization of discounts and costs recorded in connection with the debt exchange completed on September 6, 2016 and $9.2 million of interest paid in-kind related to the Company's convertible notes.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended March 31,
	2017	2016

OPERATING CASH FLOW:

Net loss	$(22,931)	$(56,577)
Reconciling items:
Deferred income taxes	359	4,446
Depreciation, depletion and amortization	29,905	38,836
Gain from derivative financial instruments	(7,860)	(656)
Cash settlements of derivative financial instruments	505	998
Amortization of debt discount, premium and issuance costs	5,435	1,281
Interest paid in-kind	9,240	—
Stock-based compensation	1,265	1,330
Impairment of oil and gas properties	—	22,718
Exploratory lease impairments	—	7,753
Gain on sale of oil and gas properties	—	(740)
Gain on extinguishment of debt	—	(33,380)
Operating cash flow	15,918	(13,991)
(Increase) decrease in accounts receivable	(2,048)	4,287
Decrease in other current assets	362	109
Decrease in accounts payable and accrued expenses	(11,025)	(21,444)
Net cash provided by (used for) operating activities	$3,207	$(31,039)

EBITDAX:

Net loss	$(22,931)	$(56,577)
Interest expense	32,900	29,944
Income taxes	435	4,460
Depreciation, depletion and amortization	29,905	38,836
Gain from derivative financial instruments	(7,860)	(656)
Cash settlements of derivative financial instruments	505	998
Stock-based compensation	1,265	1,330
Exploration	—	7,753
Impairment of oil and gas properties	—	22,718
Gain on sale of oil and gas properties	—	(740)
Gain on extinguishment of debt	—	(33,380)
Total EBITDAX	$34,219	$14,686

	As of
	March 31, 2017	December 31, 2016

BALANCE SHEET DATA:

Cash and cash equivalents	$30,440	$65,904
Other current assets	27,279	24,268
Property and equipment, net	807,262	798,662
Other	1,005	1,040
Total assets	$865,986	$889,874

Current liabilities	$74,471	$91,707
Long-term debt	1,051,357	1,044,506
Deferred income taxes	9,561	9,126
Asset retirement obligation	16,013	15,804
Stockholders' deficit	(285,416)	(271,269)
Total liabilities and stockholders' deficit	$865,986	$889,874

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended March 31, 2017
	East Texas/ North Louisiana	South Texas	Other	Total
Gas production (MMcf)	13,438	368	193	13,999
Oil production (Mbbls)	16	244	5	265
Total production (MMcfe)	13,534	1,830	223	15,587

Natural gas sales	$38,955	$1,460	$525	$40,940
Natural gas hedging settlements(1)	—	—	—	505
Total natural gas including hedging	38,955	1,460	525	41,445
Oil sales	768	11,841	$252	$12,861
Total oil and gas sales including hedging	$39,723	$13,301	$777	$54,306

Average gas price (per Mcf)	$2.90	$3.97	$2.72	$2.92
Average gas price including hedging (per Mcf)				$2.96
Average oil price (per barrel)	$48.27	$48.62	$48.85	$48.60
Average price (per Mcfe)	$2.94	$7.27	$3.48	$3.45
Average price including hedging (per Mcfe)				$3.48

Production taxes	$422	$623	$52	$1,097
Gathering and transportation	$3,618	$473	$37	$4,128
Lease operating	$5,443	$4,037	$409	$9,889

Production taxes (per Mcfe)	$0.03	$0.34	$0.23	$0.07
Gathering and transportation (per Mcfe)	$0.27	$0.26	$0.17	$0.26
Lease operating (per Mcfe)	$0.40	$2.20	$1.83	$0.64

Oil and Gas Capital Expenditures:
Development leasehold	$232	$503	$—	$735
Development drilling	35,225	455	—	35,680
Other development	1,368	510	—	1,878
Total	$36,825	$1,468	$—	$38,293

(1)	Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended March 31, 2016
	East Texas/ North Louisiana	South Texas	Other	Total
Gas production (MMcf)	12,157	1,383	285	13,825
Oil production (Mbbls)	20	388	9	417
Total production (MMcfe)	12,277	3,713	335	16,325

Natural gas sales	$21,957	$2,710	$480	$25,147
Natural gas hedging settlements(1)	—	—	—	998
Total natural gas including hedging	21,957	2,710	480	26,145
Oil sales	596	10,164	256	11,016
Total oil and gas sales including hedging	$22,553	$12,874	$736	$37,161

Average gas price (per Mcf)	$1.81	$1.96	$1.68	$1.82
Average gas price including hedging (per Mcf)				$1.89
Average oil price (per barrel)	$29.68	$26.18	$30.51	$26.44
Average price (per Mcfe)	$1.84	$3.47	$2.20	$2.22
Average price including hedging (per Mcfe)				$2.28

Production taxes	$581	$564	$41	$1,186
Gathering and transportation	$3,614	$678	$73	$4,365
Lease operating	$6,052	$6,374	$534	$12,960

Production taxes (per Mcfe)	$0.05	$0.15	$0.12	$0.07
Gathering and transportation (per Mcfe)	$0.29	$0.18	$0.22	$0.27
Lease operating (per Mcfe)	$0.49	$1.72	$1.59	$0.79

Oil and Gas Capital Expenditures:
Development leasehold	$95	$37	$—	$132
Development drilling	7,104	5	—	7,109
Other development	235	1,403	—	1,638
Total	$7,434	$1,445	$—	$8,879

(1)	Included in gain from derivative financial instruments in operating results.